January 30, 2009

Re: Update on Wells Real Estate Fund XIII, L.P., including 2008 estimated valuations

Dear Custodian or Pension Plan Trustee:

We would like to take this opportunity to provide you with the 2008 estimated unit values for Wells Real Estate Fund XIII, L.P. To help you comply with the Employee Retirement Income Security Act (ERISA) guidelines, we are providing you with the estimated valuations for the partnership units as of December 31, 2008.

The estimated unit valuations for Wells Real Estate Fund XIII, L.P., are as follows:

		"Cash-Preferred" Units			"Tax-Preferred" Units
	Original Unit Price	12/31/2007 Estimated Unit Value	Net Sale Proceeds Distributed in 2008*	12/31/2008 Estimated Unit Value	12/31/2007 Estimated Unit Value	Net Sale Proceeds Distributed in 2008*	12/31/2008 Estimated Unit Value

Fund XIII	$10.00	$4.83	$0	$4.45	$5.03	$0	$4.45

*These amounts are intended to represent the per-unit distributions received by limited partners who purchased their units directly from the Fund in the original public offering of units.

As you know, these valuations do not assume an orderly liquidation of the properties, but rather a hypothetical immediate sale of all the Fund's assets on December 31, 2008.

The estimated valuations per unit were derived by first calculating the estimated value of each property, then summing the estimated value of each property included within the Fund's property portfolio, along with undistributed sale proceeds and cash reserves, if any. The segregation of estimated valuations for "Cash-Preferred" and "Tax-Preferred" Units was achieved by virtue of a calculation in accordance with a predetermined order of distribution of proceeds in regard to class status. The estimated valuations are intended to be an estimate of the distributions that would be made to limited partners who purchased their units directly from the Fund in the original public offering of units, and who have made no conversion elections under the partnership agreement.

Property values were estimated by Wells Real Estate Funds and reviewed by The David L. Beal Company, an independent real estate consulting and appraisal company. These estimated valuations contain no expressed or implied guarantee as to the price that units in the Fund might sell for in an actual transaction, nor provide any indication of the future financial performance of the Fund.

Continued on reverse

What Impacted the Estimated Valuations?

In general, capitalization rates have trended up and prices have trended lower for properties similar to those in this partnership across the country. The following property-level factors had a material effect on the estimated values:

American InterContinental University (AIU-Chicago Building)

The value of the asset decreased due to its 17% vacancy and AIU's lease expiration effective December 2010, in a market which has seen reduced leasing activity.

Siemens Orlando

The value of this asset decreased due to Siemens' near-term lease expiration, effective September 2009, and the probable need for near-term re-leasing capital.

For more detailed information, please refer to Form 8-K of Wells Real Estate Fund XIII, L.P., filed with the Securities and Exchange Commission. You can find the filing at www.sec.gov.

All of us at Wells Real Estate Funds appreciate the important role you play as Custodian or Pension Plan Trustee in helping provide unparalleled service to our investors. If you have any questions, please feel free to contact our Client Services Department at 800-557-4830.

Sincerely,

/s/ Jay Owensby

Jay Owensby

Director of Transfer Agent Services

Wells Capital, Inc.

Disclosures

Certain statements contained in this correspondence other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future performance and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this report is filed with the Securities and Exchange Commission. Neither the partnership nor the general partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual results could differ materially from any forward-looking statements contained in this correspondence. This is neither an offer nor a solicitation to purchase securities.

LPMPLTRF0901-0041-13